Exhibit 99.1

Commercial Vehicle Group Appoints Angie O'Leary Chief Financial Officer
NEW ALBANY, Ohio, Aug. 10, 2026 (Globe Newswire) – Commercial Vehicle Group, Inc. (NASDAQ: CVGI), a diversified industrial products and services company, today announced that its Board of Directors has appointed Angie O'Leary as Executive Vice President and Chief Financial Officer, effective August 6, 2026.
Ms. O'Leary has served as Interim Chief Financial Officer since March 2026 and previously held the positions of Senior Vice President, Corporate Controller and Chief Accounting Officer. She brings extensive financial leadership experience and deep knowledge of CVG's global operations, financial organization, and strategic priorities.
"Since stepping into the interim CFO role, Angie has demonstrated exceptional leadership, financial expertise and a strong commitment to our business," said James Ray, President and Chief Executive Officer of CVG. "Her performance over the past several months has reinforced our confidence in her ability to lead our finance organization and help drive CVG's long-term success. We are pleased to appoint Angie as our permanent Chief Financial Officer.”
Ms. O'Leary joined CVG in 2020 and has served in several key finance leadership positions. Throughout her tenure, she has played an important role in strengthening the company's financial processes, supporting strategic initiatives and helping position CVG for sustainable growth.
"I am honored by the Board's confidence and excited to continue serving as CVG's Chief Financial Officer," said Ms. O'Leary. "CVG has a talented global team, strong customer relationships and significant opportunities ahead. I look forward to partnering with James, our leadership team, and colleagues around the world as we continue executing our strategy and creating value for our stakeholders.”
As Chief Financial Officer, Ms. O'Leary will continue to oversee the company's global finance organization, including financial planning and analysis, accounting, treasury, tax, investor relations and financial reporting.
About CVG
Commercial Vehicle Group, Inc. and its subsidiaries, is a global provider of systems, assemblies and components to global commercial vehicle markets and electric vehicle markets. We deliver real solutions to complex design, engineering, and manufacturing problems while creating positive change for our customers, industries, and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.
Investor Relations Contact:                Media Contact:
Ross Collins or Nathan Skown            Patrick Woolford
Alpha IR Group                    Director, Communications
CVGI@alpha-ir.com                     Patrick.Woolford@cvgrp.com
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